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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                SCHEDULE 13D

                  Under the Securities Exchange Act of 1934
                          (Amendment No.         )*


     THE HILLHAVEN CORPORATION (a Nevada corporation)
                              (Name of Issuer)

     Common Stock, Par Value $0.15 Per Share
                       (Title of Class of Securities)

                                 431576 10 7
                               (CUSIP Number)
National Medical Enterprises, Inc.  Attn. Marcus E. Powers, Esq.
2700 Colorado Avenue                Sr. Vice Pres. and Gen. Counsel
Santa Monica, CA  90404            (213) 315-8416
                (Name, Address and Telephone Number of Person
              Authorized to Receive Notices and Communications)

                              January 31, 1990
                    (Date of Event which Requires Filing
                             of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1 (b)(3) or (4), check the following box / /.

Check the following box if a fee is being paid with the statement  /X/.   (A
fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                       (Continued on following pages)


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CUSIP No.  636886 10 3        13D                    Page  2   of      Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            National Medical Enterprises, Inc.  95-2557091

2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)  /X/

                                                              (b) / /

3.    SEC USE ONLY


4.    SOURCE OF FUNDS*

            00

5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                     /X/


6.    CITIZENSHIP OR PLACE OF ORGANIZATION

            Nevada

                   7.   SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY       8.   SHARED VOTING POWER
  OWNED BY                    44,390,737 (14,390,737 owned by
    EACH                Hillhaven Inc. and warrants for 30,000,000)
  REPORTING
   PERSON          9.   SOLE DISPOSITIVE POWER
    WITH
                  10.   SHARED DISPOSITIVE POWER
                              44,390,737 (14,390,737 owned by
                        Hillhaven Inc. and warrants for 30,000,000)


11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

            44,390,737

12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
      EXCLUDES CERTAIN SHARES*                                    / /


13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            33.5

14.   TYPE OF REPORTING PERSON*

            CO
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!

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CUSIP No.                     13D                    Page  3   of      Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            The Hillhaven Corporation  62-0725891

2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)  /X/

                                                              (b) / /
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

            00

5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                     / /

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

            Tennessee

                   7.   SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY       8.   SHARED VOTING POWER
  OWNED BY                    44,390,737**
    EACH
  REPORTING        9.   SOLE DISPOSITIVE POWER
   PERSON
    WITH          10.   SHARED DISPOSITIVE POWER
                              44,390,737**

11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

            44,390,737**

12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
      EXCLUDES CERTAIN SHARES*                                    / /


13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            33.5

14.   TYPE OF REPORTING PERSON*

            CO
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!

** 14,390,737 shares owned by Hillhaven Inc. and warrants owned by National Medical Enterprises, Inc. for 30,000,000 shares. HH Holding Co., Inc. and The Hillhaven Corporation (a Tennessee corporation) together own 100% of the outstanding stock of Hillhaven Inc. Accordingly, each is listed as beneficially owning all of the shares of the Issuer owned by Hillhaven Inc.

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CUSIP No.                     13D                    Page  4   of      Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            HH HOlding Co., Inc.  91-1172506

2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)  /X/

                                                              (b) / /
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

            00

5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                     / /

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

            Delaware

                   7.   SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY       8.   SHARED VOTING POWER
  OWNED BY                    44,390,737**
    EACH
  REPORTING        9.   SOLE DISPOSITIVE POWER
   PERSON
    WITH          10.   SHARED DISPOSITIVE POWER
                              44,390,737**

11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

            44,390,737**

12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
      EXCLUDES CERTAIN SHARES*                                    / /


13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            33.5

14.   TYPE OF REPORTING PERSON*

            CO
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!

** 14,390,737 shares owned by Hillhaven Inc. and warrants owned by National Medical Enterprises, Inc. for 30,000,000 shares. HH Holding Co., Inc. and The Hillhaven Corporation (a Tennessee corporation) together own 100% of the outstanding stock of Hillhaven Inc. Accordingly, each is listed as beneficially owning all of the shares of the Issuer owned by Hillhaven Inc.

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CUSIP No.                     13D                    Page  5   of      Pages


1.    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            Hillhaven Inc.  91-0628039

2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)  /X/

                                                              (b) / /
3.    SEC USE ONLY

4.    SOURCE OF FUNDS*

            00

5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS
      REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                     / /

6.    CITIZENSHIP OR PLACE OF ORGANIZATION

            Delaware

                   7.   SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY       8.   SHARED VOTING POWER
  OWNED BY                    44,390,737**
    EACH
  REPORTING        9.   SOLE DISPOSITIVE POWER
   PERSON
    WITH          10.   SHARED DISPOSITIVE POWER
                              44,390,737**

11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

            44,390,737**

12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
      EXCLUDES CERTAIN SHARES*                                    / /


13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            33.5

14.   TYPE OF REPORTING PERSON*

            CO
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!

** 14,390,737 owned and warrants owned by National Medical Enterprises, Inc. for 30,000,000.

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Item 1.     Security and Issuer.

            The class of equity securities to which this Statement relates is the common stock, par value $0.15 per share (the "Common Stock"), of The

Hillhaven Corporation, a Nevada corporation ("New Hillhaven").

            The principal executive offices of New Hillhaven are located at

1148 Broadway Plaza, Tacoma, Washington 98401-2264.



Item 2.     Identity and Background.

            This Statement is being filed by National Medical Enterprises,

Inc., a Nevada corporation ("NME"); The Hillhaven Corporation, a Tennessee corporation ("Old Hillhaven") and a wholly-owned direct subsidiary of NME;

HH Holding Co., Inc., a Delaware corporation ("Holding") and a wholly-owned direct subsidiary of Old Hillhaven;  and Hillhaven Inc., a Delaware corporation, of which Old Hillhaven and Holding own all the outstanding stock.

            The principal businesses of NME and its subsidiaries consist primarily of general and specialty hospital operations (the latter of which includes NME's rehabilitation hospitals, psychiatric hospitals and substance abuse facilities).  NME's business operations are located in numerous states of the United States as well as abroad.

            The principal executive offices of NME, Old Hillhaven, Holding and Hillhaven Inc. are located at 2700 Colorado Avenue, Santa Monica,

California 90404.

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            (a) - (c)  The controlling persons of NME are the members of its

Board of Directors acting as such.  As indicated above, Old Hillhaven,

Holding and Hillhaven Inc. are each a direct or indirect wholly-owned subsidiary of NME.  The name, business address, present principal occupation or employment and citizenship of each director and executive officer of NME,

Old Hillhaven, Holding and Hillhaven Inc. are set forth in Exhibit 1 to this

Schedule 13D and incorporated herein by reference.

            (d)   During the last five years, none of NME, Old Hillhaven,

Holding, Hillhaven Inc. or, to the best of their knowledge, any director,

executive officer or controlling person of NME, Old Hillhaven, Holding or

Hillhaven Inc. has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

            (e)   During the last five years, none of NME, Old Hillhaven,

Holding, Hillhaven Inc. or, to the best of their knowledge, any director,

executive officer or controlling person of NME, Old Hillhaven, Holding or

Hillhaven Inc. has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding has been or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws, except as set forth in the next paragraph.

            In 1989 the Securities and Exchange Commission filed a civil action against Dr. William Banowsky, a director and Executive

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 Vice President of NME, alleging that Dr. Banowsky improperly transmitted non-public information to others in connection with the purchase and sale of securities of a corporation unrelated to NME.  Without admitting any culpability, Dr. Banowsky consented to an injunction, which was issued by the United States District Court for the Central District of California,

enjoining him from engaging in similar acts, practices and courses of business in the future.  Such Court also ordered Dr. Banowsky to disgorge the profits derived by others from the alleged activities and to pay civil penalties.



Item 3.     Source and Amount of Funds or Other Consideration.

            New Hillhaven was organized in 1989 in connection with a plan by

NME to transfer substantially all of its long term care operations to New

Hillhaven and to distribute shares of New Hillhaven stock to NME common shareholders.  Such long term care operations had been conducted by NME through Old Hillhaven.

            Pursuant to the aforementioned plan, NME and certain NME

subsidiaries transferred to New Hillhaven a significant portion of the assets of NME's long term care operations (including the stock of certain subsidiaries) and related liabilities in exchange for 95,938,245 shares of

Common Stock (1,000 shares of which had been issued in connection with the organization of New Hillhaven) and ten-year warrants to purchase an additional 30,000,000 shares of Common Stock (the "Warrants").  NME retained ownership of certain long term care facilities which have been leased to a

New Hillhaven

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subsidiary.  Upon completion of such transfers on January 31, 1990,

81,547,508 shares of Common Stock (constituting approximately 85% of the then outstanding shares) were delivered to Manufacturers Hanover Trust

Company, as distribution agent, for distribution to NME shareholders of record as of the close of business on January 12, 1990 (the "Distribution").


The distribution ratio was one share of Common Stock for each share of NME

Common Stock.  The 14,390,737 shares of Common Stock retained by NME are held by Hillhaven Inc. and the Warrants are held by NME directly.



Item 4.     Purpose of Transaction.

            NME's decision to distribute to its common shareholders NME's interest in its nursing home, pharmacy and retirement housing center operations in the United States was made by NME's Board of Directors after evaluating various alternatives intended to increase the long-term value of such shareholders' investment in NME.  NME's Board of Directors believes that the Distribution will permit NME to focus its resources on the growth of its specialty and general hospital operations, while allowing New

Hillhaven to pursue its primary goals as a separate public company.  NME has retained an equity interest in New Hillhaven to permit NME to participate in any future growth of New Hillhaven.

            NME, Old Hillhaven, Holding and Hillhaven Inc. presently intend that NME and Hillhaven Inc. will hold their respective Warrants and shares of Common Stock as an investment, and none of NME, Old Hillhaven, Holding or

Hillhaven Inc. has any present

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intention of acquiring additional New Hillhaven equity securities (other than the possible acquisition of Common Stock pursuant to the exercise of the Warrants or the acquisition of shares of Series A Preferred Stock of New

Hillhaven in the event that the stock purchase rights associated with the

Common Stock should become exercisable) or of disposing of any New Hillhaven securities.

NME, Old Hillhaven, Holding and Hillhaven Inc. will continually review their investment in New Hillhaven and may in the future change their present intentions.  In reaching any conclusion as to a course of action, NME, Old

Hillhaven, Holding and Hillhaven Inc. will take into consideration various factors, such as New Hillhaven's business and prospects, other developments concerning New Hillhaven, other business opportunities available and general economic, monetary and stock market conditions.

            New Hillhaven's Board of Directors consists of eight persons,

including four who are currently serving as directors and/or officers of

NME.  Richard K. Eamer, Chairman and Chief Executive Officer and a director of New Hillhaven, is also the Chairman and Chief Executive Officer and a director of NME; and Leonard Cohen, Vice Chairman and Deputy Chief Executive

Officer and a director of New Hillhaven, is also the President and Chief

Operating Officer and a director of NME.

            For a description of certain contractural arrangements between

NME and New Hillhaven, see Item 6.

            Except as otherwise described in this Item 4, none of NME, Old

Hillhaven, Holding or Hillhaven Inc. has any present

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specific plans or proposals which relate to or would result in any of the following:  (i)  the acquisition by any person of additional securities of

New Hillhaven or the disposition of securities of New Hillhaven; (ii) an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving New Hillhaven or any of its subsidiaries; (iii) a sale or transfer of a material amount of assets of New Hillhaven or any of its subsidiaries;  (iv) any change in the present Board of Directors or management of New Hillhaven, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board;

(v) any material change in the present capitalization or dividend policy of

New Hillhaven; (vi) any other material change in New Hillhaven's business or corporate structure;  (vii)  changes in New Hillhaven's Amended and Restated

Articles of Incorporation, By-Laws or other instruments corresponding thereto or other actions which may impede the acquisition of control of New

Hillhaven by any person;  (viii) causing a class of securities of New

Hillhaven to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (ix) a class of equity securities of New Hillhaven becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of

1934, as amended; or (x) any action similar to any of those enumerated above.  However, NME, Old Hillhaven, Holding or Hillhaven Inc. may at any

time propose any of the foregoing which it considers desirable.

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Item 5.     Interest in Securities of the Issuer,

            (a)   As of February 5, 1990 NME held (i) through Hillhaven

Inc., 14,390,737 shares of Common Stock, and (ii) directly, the Warrants which are immediately exercisable for the purchase of 30,000,000 shares of

Common Stock.  NME understands that on February 5, 1990 New Hillhaven issued an aggregate of 6,670,195 shares of Common Stock in connection with restricted share grants to key employees so that as of the close of business on such date there were outstanding an aggregate of 102,608,440 shares of

Common Stock.  Accordingly, assuming the exercise of the Warrants, NME beneficially owned as of February 5, 1990 an aggregate of 44,390,737 shares of Common Stock, or 33.5%, of the shares that would be outstanding giving effect to the exercise of the Warrants.  The interests of Old Hillhaven and

Holding in the shares of Common Stock held by Hillhaven Inc. are derived exclusively by reason of their being wholly-owned intermediaries between NME and Hillhaven Inc.

            Each of the directors and executive officers of NME, Old

Hillhaven, Holding or Hillhaven Inc. who held shares of common stock, par value $0.15 per share, of NME at the close of business on January 12, 1990 received shares of Common Stock in the Distribution.  In addition, on

February 5, 1990 Richard K. Eamer and Leonard Cohen received restricted share grants of 1,500,000 and 1,200,000 shares of Common Stock,

respectively, pursuant to the New Hillhaven 1990 Stock Incentive Plan (the

"1990 Plan"), which is described in Item 6 hereto.  None of NME, Old

Hillhaven, Holding or

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Hillhaven Inc. has voting power or investment power with respect to the shares owned by their executive officers and directors, and each expressly disclaims beneficial ownership thereof.

            Exhibit 2 to this Schedule 13D sets forth, to the best knowledge of NME, Old Hillhaven, Holding and Hillhaven Inc., the number of shares of

Common Stock owned by each of the directors and executive officers of NME,

Old Hillhaven, Holding and Hillhaven Inc. as of February 5, 1990 and such

Exhibit is incorporated herein by reference.  To the best knowledge of NME,

Old Hillhaven, Holding and Hillhaven Inc., the aggregate number of shares of

Common Stock held by the directors and executive officers NME, Old

Hillhaven, Holding and Hillhaven Inc. as of February 5, 1990 was 7,177,041,

which constituted 7.0% of the shares of Common Stock outstanding on that date.

            (b)   Hillhaven Inc. has the power to vote or to dispose of the

shares of Common Stock held by it by reason of being the record holder of the shares.  Such power is shared, however, with its parent companies,

namely NME, Old Hillhaven, and Holding, which are beneficial owners of the shares held by Hillhaven Inc.  Old Hillhaven is a direct, and Holding is an indirect, wholly-owned subsidiary of NME.

            To the best knowledge of NME, Old Hillhaven, Holding and

Hillhaven Inc., except as set forth in Exhibit 2 hereto, each of the directors and executive officers of NME, Old Hillhaven, Holding and

Hillhaven Inc. who holds shares of Common Stock has sole voting and disposition power with respect to such shares.

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            (c)   See Items 3, 5(a) and 6 hereof for a description of the

transactions pursuant to which NME, Old Hillhaven, Holding and Hillhaven

Inc. acquired the shares of Common Stock and the Warrants initially held by them, and pursuant to which NME  distributed approximately 85% of such shares to the holders of NME common stock.  To the best knowledge of NME,

Old Hillhaven, Holding and Hillhaven Inc. (i) Items 3, 5(a) and 6 hereof set forth a complete description of the transactions pursuant to which NME's,

Old Hillhaven's, Holding's and Hillhaven Inc.'s directors and executive officers acquired shares of Common Stock and (ii) there have been no dispositions of Common Stock by any of such persons.

            (d)   NME, Old Hillhaven, and Holding have the power to direct

the receipt of dividends from, and the proceeds from the sale of, the shares of Common Stock held by Hillhaven Inc. by virtue of their controlling positions with respect to Hillhaven Inc.

            To the best knowledge of NME, Old Hillhaven, Holding and

Hillhaven Inc., except as set forth in Exhibit 2 hereto, each of the directors and executive officers of NME, Old Hillhaven, Holding and

Hillhaven Inc. who holds shares of Common Stock has the sole right to receive or the power to direct the receipt of dividends from, and the proceeds of sale of, such shares.

            (e)   Not applicable.



Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

1990 Stock Incentive Plan

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            The 1990 Plan provides that New Hillhaven may issue a number of shares of Common Stock thereunder not exceeding 23,000,000.  Key employees of New Hillhaven (including executive officers and directors who are employees of New Hillhaven) are eligible to participate in the 1990 Plan.

            Awards which may be granted under the 1990 Plan include

incentive stock options, nonstatutory options, stock appreciation rights and restricted share awards.

            Generally, restricted shares of Common Stock may be granted under the 1990 Plan, without charge, subject to forfeiture if continued

employment in a substantially equivalent or higher capacity for a specified period or other conditions as the Committee may establish are not met.

During the restriction period recipients have the right to vote the restricted shares and to receive dividends thereon.

            With respect to incentive stock options granted under the 1990

Plan, the price payable for shares of Common Stock to be purchased upon exercise of each such option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted.  The price payable for shares of Common Stock upon exercise of nonstatutory options under the 1990 Plan may not be less than 50% of the fair market value of the

Common Stock on the date of grant.

            Stock appreciation rights may be granted in tandem or not in tandem with a stock option under the 1990 Plan.  Stock appreciation rights granted in tandem with an option are

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exercisable only to the extent the related option is exercisable and will terminate upon the expiration of the related option.  Options and stock appreciation rights granted not in tandem with an option may be exercised during a term of not more than fifteen years from the date of grant, except that incentive stock options are exercisable during a term of not more than five years under certain circumstances. Amounts payable pursuant to stock appreciation rights may be paid in shares of Common Stock or, in the sole discretion of the Compensation Committee of New Hillhaven, in cash or a combination of cash and shares of Common Stock.

            Messrs. Richard K. Eamer and Leonard Cohen, Chairman and Chief

Executive Officer and President and Chief Operating Officer, respectively,

of NME, are eligible to participate in the 1990 Plan by reason of their being executive officers of New Hillhaven.  See also the information under

"Employment Agreements" in this Item 6.

            A copy of the 1990 Plan is filed herewith as Exhibit 4 to this

Schedule 13D and is incorporated herein by reference.

Warrant and Registration Rights Agreement

            NME, New Hillhaven and Manufacturers Hanover Trust Company of

California, as Warrant Agent, entered into a Warrant and Registration Rights

Agreement dated as of the Distribution Date providing, among other things,

for the issuance to NME of the Warrants entitling it to purchase an aggregate of 30 million shares of Common Stock.  The initial purchase price for each share of Common Stock purchased upon exercise of the Warrants is

$2.11.  The purchase price and the number of shares of Common Stock covered by

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the Warrants are subject to adjustment upon the occurrence of certain events specified in the Warrant and Registration Rights Agreement to protect the exercise right against dilution.  The Warrants expire on January 31, 2000.

            The Warrant and Registration Rights Agreement provides for certain registration rights, both demand and participation, at any time through January 31, 2005 with respect to shares of Common Stock retained by

NME in connection with the Distribution or purchasable upon exercise of the

Warrants (collectively, "Covered Shares").  The Warrant and Registration

Rights Agreement gives NME unlimited demand registration rights so long as at least 100,000 shares are proposed to be covered thereby, but not more than one in any six-month period, and unlimited participation registration rights in connection with any registration by New Hillhaven of a proposed offering of New Hillhaven securities by it or any stockholder of New

Hillhaven (other than NME).  If NME transfers Warrants or Covered Shares other than in a public offering, the transferee of such Covered Shares and/or Warrants will be entitled to the same participation registration rights as NME thereunder, unless the number of shares of Common stock held by such transferee, or the number of shares of Common Stock purchasable upon the exercise of Warrants held by such transferee, is less than 100,000 shares.

            A copy of the Warrant and Registration Rights Agreement is filed herewith as Exhibit 5 to this Schedule 13D and is incorporated herein by reference.

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Employment Agreements

            On February 5, 1990 Richard K. Eamer, Chairman and Chief

Executive Officer and a director of NME, and Leonard Cohen, President and

Chief Operating Officer and a director of NME, received 1,500,000 and

1,200,000 restricted shares of Common Stock pursuant to the 1990 Plan as aforesaid, the terms and conditions of such grants being further detailed in the Employment Agreement between each such officer and New Hillhaven (each an "Employment Agreement"; collectively, the "Employment Agreements").

            Restricted shares received by Messrs. Eamer and Cohen pursuant to the 1990 Plan and their respective Employment Agreements vest in five equal annual installments beginning January 5, 1991 for so long as the respective officer remains in the employ of New Hillhaven.  All stock options and restricted shares granted to Messrs. Eamer and Cohen, including the aforementioned restricted shares, will immediately vest upon the occurrence of certain events specified in the Employment Agreement of each such officer.

            The Employment Agreements will expire on January 31, 1995.

            Copies of the Employment Agreement of Richard K. Eamer and the

Employment Agreement of Leonard Cohen have been filed herewith as Exhibits

19 and 20, respectively, to this Schedule 13D and are incorporated herein by reference.

Director' Stock Option Plan

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            New Hillhaven has adopted a Directors' Stock Option Plan (the

"Directors' Plan") in which directors who are not officers or employees of

New Hillhaven participate.  Under the Directors' Plan, all members of the

New Hillhaven Board of Directors who are not officers or employees of New

Hillhaven on the date of grant will be granted options to acquired 10,000 shares of Common stock on the last Thursday of March of each year if serving in such capacity on that date.  The options granted under the Directors'

Plan are nonstatutory options.  The basic term of an option expires not later than 15 years from the date of grant.  Options are fully exercisable one year after the date of grant.

            Messrs. Peter de Wetter and Lloyd R. Johnson, directors of NME who are also directors of New Hillhaven, are eligible to participate in the

Directors' Plan.

            A copy of the Directors' Plan has been filed herewith as Exhibit

21 to this Schedule 13D and is incorporated herein by reference.

Other Agreements

            In addition to the Warrant and Registration Rights Agreement there are in place a number of other agreements between NME and New

Hillhaven and/or their respective subsidiaries with respect to various long-

term contractual arrangements between them.  Such parties have also entered into a number of other agreements for the purposes of governing certain other ongoing relationships between them and to provide procedures for an orderly transition.  Copies of these agreements have been filed as Exhibits

3 and 6

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through 18, respectively, to this Schedule 13D and are incorporated herein by reference.  A description of these agreements is contained under the caption "Relationship Between NME and New Hillhaven After the Distribution"

in the Information Statement sent to NME shareholders in connection with the

Distribution (a copy of which is filed as Exhibit 22 hereto) and such description is incorporated herein by reference.  Such discription, however,

does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements as filed.  Any other information required to be included in this Schedule 13D and contained in such

Information Statement is also incorporated herein by reference.


Item 7.     Material Filed as Exhibits.

Exhibit 1 --      List of Directors and Executive Officers of NME, Old
                  Hillhaven, Holding and Hillhaven Inc.

Exhibit 2 --      Ownership of, and Transactions in, Common Stock by
                  Directors and Executive Officers of NME, Old Hillhaven,
                  Holding and Hillhaven Inc.

Exhibit 3 --      Reorganization and Distribution Agreement dated as of
                  January 8, 1990 between NME and New Hillhaven, as amended as of January 30, 1990

Exhibit 4 --      The Hillhaven Corporation 1990 Stock Incentive
                  Plan

Exhibit 5 --      Warrant and Registration Rights Agreement dated as of
                  January 31, 1990 among NME, New Hillhaven and
                  Manufacturers Hanover Trust Company of California, as
                  Warrant Agent

Exhibit 6 --      Form of Lease dated on or prior to January 31, 1990
                  between NME or a subsidiary of NME, on the one hand, and First Healthcare Corporation, a New Hillhaven subsidiary
                  ("FHC"), on the other hand

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Exhibit 7 --      Form of Assignment and Assumption of Lease Agreement dated as of January 31, 1990 between NME or a subsidiary of NME, on the one hand, and a New Hillhaven subsidiary, on the other hand, together with the related Guaranty of Lease by New Hillhaven

Exhibit 8 --      Promissory Note dated January 31, 1990 of FHC

Exhibit 9 --      Promissory Note dated January 31, 1990  of Medi-$ave
                  Pharmacies, Inc.

Exhibit 10 --     Note Guarantee Agreement dated as of January 31, 1990
                  among NME, New Hillhaven, Old Hillhaven and Hillhaven Inc.

Exhibit 11 --     Guarantee Reimbursement Agreement dated as of January 31,
                  1990 between NME and New Hillhaven

Exhibit 12 --     Revolving Credit and Term Loan Agreement dated as of
                  January 31, 1990 between NME and New Hillhaven

Exhibit 13 --     Employee Benefits Agreement dated as of January 31, 1990
                  between NME and New Hillhaven

Exhibit 14 --     Insurance Agreement dated as of January 31, 1990 between
                  NME and New Hillhaven

Exhibit 15 --     Services Agreement dated as of January 31, 1990 between
                  NME and New Hillhaven

Exhibit 16 --     Tax Sharing Agreement dated as of January 31, 1990 between
                  NME and New Hillhaven

Exhibit 17 --     Government Programs Agreement dated as of January 31, 1990 between NME and New Hillhaven

Exhibit 18 --     Form of Management Agreement dated as of January 31, 1990
                  between FHC, on the one hand, and a subsidiary of NME, on the other hand

Exhibit 19 --     Employment Agreement dated as of January 31, 1990 between
                  Richard K. Eamer and New Hillhaven

Exhibit 20 --     Employment Agreement dated as of January 31, 1990 between
                  Leonard Cohen and New Hillhaven

Exhibit 21 --     The Hillhaven Corporation Directors' Stock Option Plan

Exhibit 22 --     Information Statement, dated January 8, 1990, distributed
                  to NME shareholders

                                   21
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Exhibit 23 --     Agreement among NME, Old Hillhaven, Holding and Hillhaven
                  Inc. relating to the Joint Filing of Schedule 13D

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            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true,

complete and correct.



DATE: February 9, 1990
                                    NATIONAL MEDICAL ENTERPRISES, INC.



                                    By        /s/ Marcus E. Powers
                                                   Marcus E. Powers
                                          Title:  Senior Vice President

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            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true,

complete and correct.



DATE: February 9, 1990
                                    THE HILLHAVEN CORPORATION,
                                      a Tennessee corporation



                                    By        /s/ Marcus E. Powers
                                                   Marcus E. Powers
                                          Title:  Senior Vice President

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            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true,

complete and correct.



DATE: February 9, 1990
                                    HH HOLDING CO., INC.



                                    By        /s/ Marcus E. Powers
                                                   Marcus E. Powers
                                          Title:  Senior Vice President

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            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true,

complete and correct.



DATE: February 9, 1990
                                    HILLHAVEN INC.



                                    By        /s/ Marcus E. Powers
                                                   Marcus E. Powers
                                          Title:  Senior Vice President

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